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August 25, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
SECPSletters@sec.gov

Commissioners:

We have read the statements made by iShares Short-Term TIPS Bond Index Fund (formerly "BlackRock Short-Term Inflation Protected Securities Index Fund") (the "Fund") (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77k of Form N-SAR, as part of the Form N-SAR of The Funds dated August 25, 2017. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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PRICEWATERHOUSECOOPERS LLP, TWO COMMERCE SQUARE, SUITE 1800, 2001 MARKET
STREET, PHILADELPHIA, PA 19103-7042
T: (267) 330 3000, F: (267) 330 3300, WWW.PWC.COM/US

BLACKROCK FUNDS/SM/ (THE "REGISTRANT"): ISHARES SHORT-TERM TIPS BOND INDEX FUND (THE "FUND")

Sub-Item 77K
Changes in registrant's certifying accountant

On February 24, 2017, iShares Short-Term TIPS Bond Index Fund (formerly "BlackRock Short-Term Inflation-Protected Securities Index Fund") (the "Fund"), a series of BlackRock Funds/SM /(the "Registrant"), dismissed PricewaterhouseCoopers LLP ("PwC") as the Fund's independent registered public accounting firm effective upon the issuance of their report on the Fund's financial statements as of and for the year ended December 31, 2016. The Audit Committee of the Registrant's Board of Trustees (the "Board of Trustees") participated in, and approved, the decision to change the independent registered public accounting firm. PwC's report on the Fund's financial statements for the fiscal period ended December 31, 2016 contained no adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principle. During the Fund's fiscal period ended December 31, 2016 and the subsequent interim period through February 24, 2017, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Fund's financial statements for such periods, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board of Trustees approved the engagement of Deloitte & Touche LLP ("D&T") as the Fund's independent registered public accounting firm for the fiscal year ending December 31, 2017. The selection of D&T does not reflect any disagreements with or dissatisfaction by the Fund or the Board of Trustees with the performance of the Fund's prior independent registered public accounting firm, PwC. During the Fund's fiscal period ended December 31, 2016 and the subsequent interim period through February 24, 2017, neither the Fund, nor anyone on its behalf, consulted with D&T on items which:
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

The Registrant has requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements contained above. A copy of the letter from PwC to the Securities and Exchange Commission is filed as an exhibit hereto.